UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2015

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Exchange Offer

On August 24, 2015, CytoDyn Inc. (the “Company”) commenced a tender offer (the “Exchange Offer”) to exchange certain of its outstanding convertible promissory notes issued between April 30, 2015 and May 15, 2015 (“Eligible Notes”) for (i) the issuance of restricted shares of its common stock (“Common Stock”), at a reduced conversion price of $0.675 per share, in settlement of the balance of principal and accrued interest on the Eligible Notes, and (ii) the amendment of the related warrants to purchase common stock (“Eligible Warrants”), to reduce the exercise price thereof to $0.675 per share. The offer price represented a 10% discount to $0.75 per share, which is the current conversion/exercise price of the Eligible Notes and Eligible Warrants held by persons not participating in the Exchange Offer. The Exchange Offer was made upon the terms and subject to the conditions set forth in the Offer to Exchange and Election Form previously mailed to eligible holders and included as exhibits to the Tender Offer Statement on Schedule TO previously filed by the Company on August 24, 2015, as amended on September 10, 2015.

At 11:59 P.M. (Eastern time) on September 21, 2015, the offering period and withdrawal rights for the Exchange Offer expired. Upon completion of the Exchange Offer, an aggregate of approximately $2.7 million in outstanding principal amount of Eligible Notes had been validly tendered and not withdrawn in the Exchange Offer. Accordingly, the Company (i) is instructing its transfer agent to issue an aggregate of 4,095,009 shares of Common Stock to participants in the Exchange Offer and (ii) has reduced the exercise price of the Eligible Warrants held by such participants (to purchase an aggregate of 718,328 shares of Common Stock) to $0.675 per share, as evidenced by the Election Forms returned by such participants in the Exchange Offer.

The Company is relying on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the foregoing transactions.

August 2015 Offering

Between August 7, 2015 and August 12, 2015, the Company issued in private placements to accredited investors an aggregate of 899,999 shares of Common Stock, together with warrants (the “August 2015 Warrants”) to purchase an aggregate of 449,999 shares of Common Stock at an exercise price of $0.75 per share. The August 2015 Warrants have a five-year term and are immediately exercisable. The Company relied on the exemption provided by Section 4(a)(2) of the Securities Act in connection with such transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

September 23, 2015	By:	/s/ Michael D. Mulholland
		Name:	Michael D. Mulholland
		Title:	Chief Financial Officer